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                               PRICING SUPPLEMENT

                                                    Registration No. 333-108272
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 20                                  Trade Date: 02/09/04
(To Prospectus dated September 8, 2003 and                 Issue Date: 02/12/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is February 10, 2004


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UHD9              $1,827,000.00              5.15%                 02/15/24                 100%



Interest Payment
   Frequency                                      Subject to             Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption             (including the redemption price)
----------------        -----------------         ----------             --------------------------------
  semi-monthly                 Yes                   Yes                          100% 02/15/05
   (08/15/04)                                                                semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $1,790,460.00             $36,540.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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